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                                       EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                   COMPUTATION OF PRO FORMA NET LOSS PER SHARE
                    (Unaudited And As Restated, See Note 11)

                                                                  Three Months Ended               Six Months Ended
                                                             ----------------------------      ----------------------------
                                                               June 30,         June 30,        June 30,         June 30,
                                                                 1997             1996             1997             1996
                                                             -----------      -----------      -----------      -----------
Pro Forma Net Loss                                           $  (790,234)     $   (16,568)     $  (647,723)     $    (8,677)
                                                             ===========      ===========      ===========      ===========

                                                                           PRO FORMA NET LOSS PER SHARE - BASIC
Shares used in this computation:
  Weighted average common shares - Basic                       9,283,078        6,783,078        8,991,412        6,783,078
                                                             ===========      ===========      ===========      ===========
  Pro forma net loss per share - Basic                       $     (0.09)     $     (0.00)     $     (0.07)     $     (0.00)
                                                             ===========      ===========      ===========      ===========

                                                                             PRO FORMA NET LOSS PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares - Basic                       9,283,078        6,783,078        8,991,412        6,783,078
Dilutive effect of shares under employee stock plans (*)              --               --               --               --
                                                             -----------      -----------      -----------      -----------
Weighted average common shares - Diluted                       9,283,078        6,783,078        8,991,412        6,783,078
                                                             ===========      ===========      ===========      ===========
Pro forma net loss per share - Diluted                       $     (0.09)     $     (0.00)     $     (0.07)     $     (0.00)
                                                             ===========      ===========      ===========      ===========





(*) Common stock equivalents were not included as their effect would be anti-dilutive.